UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2017

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)

On April 6, 2017, Murphy Oil Corporation (the “Company”) issued a press release announcing that Keith S. Caldwell, Senior Vice President and Controller, the Company’s principal accounting officer, plans to retire later in 2017, and that effective June 1, 2017, Christopher D. Hulse has been elected as the Company’s Vice President and Controller, in which capacity Mr. Hulse will serve as the Company’s principal accounting officer.

The full text of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Mr. Hulse, age 39, joined the Company in 2015 and is currently Vice President, Finance Projects. Prior to his current assignment, Mr. Hulse served as Vice President Finance, Onshore with responsibilities over accounting for North American onshore operations. Before joining the Company, Mr. Hulse worked for BG Group from 2004 to 2015, in accounting, finance, planning and strategy capacities, and from 1999 to 2004 he was employed by KPMG International. Mr. Hulse holds a bachelor’s degree in Economics from the University of Bath, United Kingdom and is designated as a Chartered Accountant by the Institute of Chartered Accountants in England and Wales.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated April 6, 2017.

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION
Date: April 6, 2017
	By:	/s/ Keith Caldwell
Keith Caldwell
Senior Vice President and Controller

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Exhibit Index

99.1	Press release dated April 6, 2017.

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